UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K, filed by Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “Commission” or the “SEC”) on November 1, 2023, on October 30, 2023, the Company received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. Based on the closing bid price of the Company’s common stock for the thirty (30) consecutive business days from September 15, 2023 to October 27, 2023, the Company no longer met the minimum bid price requirement.

The Notification Letter stated that the Company had 180 calendar days or until April 29, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days (the “Minimum Bid Price Requirement”). The Notification Letter also stated that if the Company does not regain compliance by April 29, 2024, an additional 180 days may be granted to regain compliance, so long as the Company meets The Nasdaq Capital Market initial listing criteria (except for the bid price requirement) and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

As previously disclosed in the Current Report on Form 8-K, filed by the Company with the Commission on November 7, 2023, on November 3, 2023, the Company received a letter from Nasdaq notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported stockholders’ equity of $1,354,821, which is below the minimum stockholders’ equity required for continued listing pursuant to the Rule. Additionally, the Company did not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules.

As described in the Current Report on Form 8-K filed by the Company with the Commission on April 25, 2024, as a result of certain transactions described in such Current Report on Form 8-K, the Company believes it has regained compliance with the Rule because it believes that its stockholders’ equity exceeds $2.5 million and that it also satisfies the minimum $5 million equity requirement for initial listing on The Nasdaq Capital Market.

On April 25, 2024, the Company submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement.

On April 30, 2024, the Company received a letter from Nasdaq advising that based on the April 25, 2024 Current Report on Form 8-K, Nasdaq has determined that the Company complies with the Rule. However, Nasdaq also advised that if the Company fails to evidence compliance with the Rule upon filing its next periodic report it may be subject to delisting. At that time, Nasdaq will provide written notification to the Company, which may then appeal Nasdaq’s determination to a Hearings Panel.

Separately, on April 30, 2024, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to October 24, 2024, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

The Company will continue to monitor the closing bid price of its common stock and will, if necessary, implement a reverse stock split of its outstanding securities, to regain compliance with the Minimum Bid Price Requirement. The stockholders of the Company, at the March 25, 2024, special meeting of stockholders previously approved an amendment to our Certificate of Formation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, by a ratio of between one-for-two to one-for-fifty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to March 25, 2025.

If the Company does not regain compliance within the allotted compliance period, and/or if the Company does not demonstrate compliance with the Rule as of the filing of its next periodic report, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this 180-day extension.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 relating to the Certificate of Correction (as discussed in Item 5.03), below, is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Designation of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Correction

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on April 25, 2024, on April 19, 2024, the Company submitted for filing to the Secretary of State of Texas, a Certificate of Designations of Mangoceuticals, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its 6% Series C Convertible Cumulative Preferred Stock (the “Series C Designation”), which was filed with the Secretary of State of Texas on April 23, 2024, effective as of April 19, 2024 and which designated 6,250,000 shares of Series C Preferred Stock.

Subsequent to the filing of the Series C Designation, the Company became aware of certain errors associated with section cross references and numbering as set forth therein. As a result, on April 29, 2024, the Company filed a Certificate of Correction with the Secretary of State of Texas correcting the prior Series C Designation, which was accepted by Texas effective as of the same date, but effective as of the original date of filing of the Series C Designation for all purposes.

The foregoing description of the Certificate of Correction and its contents are qualified in its entirety by the full text of the Certificate of Correction, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

The rights and preferences of the Company’s 6% Series C Convertible Cumulative Preferred Stock are described in greater detail in the April 23, 2024 Current Report on Form 8-K.

Item 5.08. Shareholder Director Nominations.

The information in Item 8.01 of this Current Report on Form 8-K under “2024 Annual Meeting”, is incorporated by reference into this Item 5.08, to the extent applicable.

Item 8.01 Other Events.

Risks Related to our Common Stock

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 1, 2024.

If we fail to comply with the continued minimum closing bid requirements of The Nasdaq Capital Market by October 24, 2024, or other requirements for continued listing, including stockholder equity requirements, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on Nasdaq. In order to remain listed on Nasdaq, we must satisfy Nasdaq’s continued listing requirements, including, among other things, the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

On October 30, 2023, the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) notified us that we did not comply with the Minimum Bid Price Requirement, and that we had 180 calendar days, or until April 29, 2024, to regain compliance. On April 25, 2024, under the Nasdaq Listing Rules, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement and notice of our intention to cure the deficiency, including by effecting a reverse stock split if necessary. On April 30, 2024, Nasdaq advised us that we were provided an additional 180 calendar day compliance period, or until October 24, 2024, to regain compliance with the Minimum Bid Price Requirement. The closing bid price of our securities must be at least $1.00 per share for a minimum of ten consecutive business days to regain compliance. We intend to monitor the closing bid price of our common stock and plan, if necessary, to implement a reverse stock split, to regain compliance with the Minimum Bid Price Requirement. The stockholders of the Company, at the March 25, 2024, special meeting of stockholders previously approved an amendment to our Certificate of Formation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, by a ratio of between one-for-two to one-for-fifty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to March 25, 2025.

If we seek to implement a reverse stock split in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our common stock. However, there can be no assurance that we will regain compliance with the Minimum Bid Price Requirement prior to October 24, 2024.

If we are unable to regain compliance with the Minimum Bid Price Requirement by October 24, 2024, or if we fail to meet any of the other continued listing requirements, including stockholder equity requirements (which we are required to meet as of the filing of our next periodic report with the Commission), our securities may be delisted from Nasdaq, which could reduce the liquidity of our common stock materially and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair your ability to sell or purchase our common stock when you wish to do so. Further, if we were to be delisted from Nasdaq, our common stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our common stock.

If we implement a reverse stock split, the liquidity of our common stock may be adversely effected.

As discussed above, the stockholders of the Company, at the March 25, 2024 special meeting of stockholders, our stockholders approved an amendment to our Certificate of Formation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, by a ratio of between one-for-two to one-for-fifty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to March 25, 2025. The Company plans to complete a reverse stock split within the stockholder approved ratio, if required to comply with the Nasdaq Minimum Bid Price Requirement, and if deemed to be in the interests of the Company. However, there can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. The liquidity of the shares of our common stock may be affected adversely by any reverse stock split given the reduced number of shares of our common stock that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following any reverse stock split, the resulting market price of our common stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

2024 Annual Meeting

On May 1, 2024, the Board of Directors (the “Board”) of the Company determined that the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) will be held on June 17, 2024, subject to extension for any comments the Company may receive on the Annual Meeting Proxy. The time and location of the 2024 Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the Commission (the “Annual Meeting Proxy”).

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting in accordance with Rule 14a-8 or pursuant to the Company’s Bylaws (the “Bylaws”) must be delivered to, or mailed to and received at, the Company’s principal executive offices at 15110 N. Dallas Parkway, Suite 600, Dallas, Texas, 75248, Attention: Corporate Secretary, on or before the close of business on May 13, 2024, which date the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2024 Annual Meeting. Additionally, any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the 2024 Annual Meeting other than in accordance with Rule 14a-8 or otherwise must similarly make sure that such nomination or proposal is delivered to, or mailed and received at, the Company’s principal executive offices on or before the close of business on May 13, 2024.

In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting must also comply with all applicable Commission rules, including Rule 14a-8, Texas law and the Company’s Bylaws. Any proposal submitted after the above deadlines will be considered untimely and not properly brought before the 2024 Annual Meeting.

Press Release

On May 2, 2024, the Company issued a press release announcing that the Company was granted a 180-day extension to meet Nasdaq Minimum Bid Price Requirement and conditional approval of compliance with Nasdaq’s minimum stockholders’ equity requirement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Correction to Certificate of Designations, Preferences and Rights of 6% Series C Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on April 29, 2024
99.1*	Mangoceuticals, Inc. Press Release dated May 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: May 2, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer